UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2011

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29429	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 24, 2011, the Board of Directors of API Technologies Corp. (“API”) adopted and approved the recommendation of its Audit Committee that API dismiss WithumSmith+Brown, PC (“Withum”) as API’s independent registered public accounting firm, effective as of February 25, 2011, and engage Ernst & Young as its new independent public accounting firm, subject to the completion of Ernst & Young LLP’s independence and client acceptance procedures. Those procedures were completed on February 28, 2011, and the Board of Director’s appointment of Ernst & Young LLP was therefore concluded on that date.

Withum’s reports on API’s consolidated financial statements for each of the fiscal years ended May 31, 2010 and May 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended May 31, 2010 and May 31, 2009 and through the date hereof, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, of auditing scope or procedure which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter in connection with its report on API’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. API has provided Withum with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Withum’s letter, dated February 28, 2011, stating its agreement with such statements.

During API’s two most recent fiscal years ended May 31, 2010 and May 31, 2009, and during the subsequent interim period preceding the replacement of Withum, API has not consulted with Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on API’s consolidated financial statements, or any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Mr. Lazar as President and Chief Operating Officer

On February 28, 2011, the Board of Directors of API appointed Bel Lazar to serve as President and Chief Operating Officer of API, effective March 1, 2011.

Mr. Lazar served most recently at Microsemi Corporation (NASDAQ: MSCC) as Senior Vice President of Operations and a member of their executive team from September 2008 to March 1, 2011. Microsemi is a provider of semiconductor technology. Microsemi’s products include high-performance, high-reliability analog and RF devices, mixed signal integrated circuits, FPGAs and customizable SoCs, and subsystems solutions. Microsemi serves leading system manufacturers around the world in the defense, homeland security, aerospace, enterprise, commercial, and industrial markets.

Prior to Microsemi, Mr. Lazar spent over 22 years at International Rectifier (NYSE: IRF), which specializes in power management technology, from digital, analog and mixed-signal ICs to advanced circuit devices, power systems and components. Mr. Lazar served as International Rectifier’s Vice President of Aerospace & Defense Operations and R&D from July 2003 to September 2007 and Vice President of the Aerospace & Defense business unit from September 2007 to February 2008. Mr. Lazar holds a Bachelor of Science degree in Engineering from California State University, Northridge, a Master of Science Degree in Computer Engineering from the University of Southern California, and a Juris Doctor degree from Southwestern University School of Law.

Neither Microsemi nor International Rectifier is a parent, subsidiary or other affiliate of API.

API entered into an employment letter agreement with Mr. Lazar (the “Employment Agreement”) dated February 25, 2011. Material terms of the Employment Agreement, including the compensation Mr. Lazar will receive, are summarized below.

•	At-will Employment: Mr. Lazar’s employment with API is at-will. Either party may terminate the agreement for any reason.

•

Cash Compensation: Mr. Lazar will be paid an annual base salary of $500,000. He will have the opportunity to earn an annual target bonus of 70% of his base salary with a maximum bonus opportunity of 100% of his base salary, based on achievement of performance goals (as established by the Compensation Committee of the Board of Directors) for the applicable calendar year.

•

Stock Award Signing Bonus: The Company will recommend that the Compensation Committee of the Board of Directors award Mr. Lazar 300,000 shares of API’s common stock as a signing bonus. The stock grant will be fully vested and subject to the terms and conditions of API’s Amended and Restated 2006 Equity Incentive Plan, filed as Exhibit 10.4 to API’s Form 10-K filed August 8, 2010.

•	Auto Allowance: Mr. Lazar will be eligible to receive an auto allowance of $1,000 per month.

•

Benefits: Mr. Lazar will be eligible to receive basic life and disability coverage (with a benefit equal to two times his base salary) and medical and dental insurance coverage with premiums fully paid by API. He is also eligible to participate in other API benefit plans available to full-time employees.

Mr. Lazar is 50 years old. Since the beginning of API’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which API or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Lazar, or members of his immediate family, had or will have a direct or indirect material interest, other than the officer compensation arrangements described above. There are no arrangements or understandings between Mr. Lazar and any person, other than the directors and officers of API acting as such, pursuant to which he was selected as an officer, and there are no family relationship between Mr. Lazar and any director, executive officer, or person nominated by API to become a director or executive officer.

Attached to this Current Report as Exhibit 99.1 is a copy of the press release, dated February 28, 2011, announcing the appointment of Mr. Lazar as President and Chief Operating Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission dated February 28, 2011, regarding change in independent public accountant

99.1	Press release, dated February 28, 2011, announcing the appointment of Bel Lazar as President and Chief Operating Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API Technologies Corp.
a Delaware corporation

Dated: March 2, 2011	By:	/s/ Andrew Laurence
Andrew Laurence
Vice President of Finance and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from WithumSmith+Brown, PC to the Securities Exchange Commission dated February 28, 2011 regarding change in independent public accountants

99.1	Press release, dated February 28, 2011, announcing the appointment of Bel Lazar as President and Chief Operating Officer